EXHIBIT NO. 99.(a)4

MFS MUNICIPAL SERIES TRUST

MFS FLORIDA MUNICIPAL BOND FUND

Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated December 16, 2004, as amended, (the “Declaration”), of MFS Municipal Series Trust (the “Trust”), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Florida Municipal Bond Fund, a series of the Trust, has been terminated.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of November 17, 2011 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER	ROBERT J. MANNING
Robert E. Butler	Robert J. Manning
c/o MFS Investment Management	MFS Investment Management
500 Boylston Street	500 Boylston Street
Boston, MA 02116	Boston, MA 02116

MAUREEN R. GOLDFARB	ROBERT C. POZEN
Maureen R. Goldfarb	Robert C. Pozen
c/o MFS Investment Management	MFS Investment Management
500 Boylston Street	500 Boylston Street
Boston, MA 02116	Boston, MA 02116

DAVID H. GUNNING	J. DALE SHERRATT
David H. Gunning	J. Dale Sherratt
c/o MFS Investment Management	c/o MFS Investment Management
500 Boylston Street	500 Boylston Street
Boston, MA 02116	Boston, MA 02116

WILLIAM R. GUTOW	LAURIE J. THOMSEN
William R. Gutow	Laurie J. Thomsen
c/o MFS Investment Management	c/o MFS Investment Management
500 Boylston Street	500 Boylston Street
Boston, MA 02116	Boston, MA 02116

MICHAEL HEGARTY	ROBERT W. UEK
Michael Hegarty	Robert W. Uek
c/o MFS Investment Management	c/o MFS Investment Management
500 Boylston Street	500 Boylston Street
Boston, MA 02116	Boston, MA 02116

JOHN P. KAVANAUGH
John P. Kavanaugh
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116